Exhibit 1

JOINT REPORTING AGREEMENT

          WHEREAS, the statement on Schedule 13D (the “Joint Statement”) to which this joint reporting agreement (the “Agreement”) is an exhibit is being filed on behalf of two or more persons (collectively, the “Reporting Persons”); and

          WHEREAS, the Reporting Persons prefer to file the Joint Statement on behalf of all of the Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

          NOW THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

           1.  Each of the Reporting Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

           2.  Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Joint Statement.

           3.   None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

           4.  The undersigned agree that the Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Reporting Persons.

           5.   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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        IN WITNESS WHEREOF, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and further amendment filed by them) with respect to the Common Stock (as defined in the Schedule 13D).

Dated:    March 22, 2001

LOEB PARTNERS CORPORATION By: /s/ Arthur E. Lee Name: Arthur E. Lee Title: Executive Vice President

LOEB ARBITRAGE FUND By: Loeb Arbitrage Management, Inc., its General Partner By: /s/ Arthur E. Lee Name: Arthur E. Lee Title: President /s/ George J. D'Angelo George J. D'Angelo

GJD PARTNERS, L.P. By: D'Angelo Capital Corp., its General Partner By: /s/ George J. D'Angelo Name: George J. D'Angelo Title: President

VALUE EQUITY ADVISORS, INC. By: /s/ George J. D'Angelo Name: George J. D'Angelo Title: President